UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

July 31, 2014

(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI 48104

(Address of principal executive offices)

(734) 214-3700

(Registrant's telephone number including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated January 7, 2014, by and between United Bancorp, Inc. ("United") and Old National Bancorp ("ONB"), on July 31, 2014, United merged with and into ONB (the "Merger"), with ONB surviving the Merger. Immediately following the consummation of the Merger, effective as of July 31, 2014, United's subsidiary, United Bank & Trust, consolidated with and into ONB's subsidiary, Old National Bank, with Old National Bank surviving the consolidation.

At the effective time of the Merger (the "Effective Time"), each issued and outstanding share of United common stock (other than shares owned by United, ONB and their respective subsidiaries, which shares were canceled) converted into the right to receive (i) $2.66 in cash and (ii) 0.7 (the "Exchange Ratio") fully paid and nonassessable shares of ONB common stock, no par value. At the Effective Time, each outstanding award (each, an "Award") under United's 1999 Stock Option Plan, 2005 Stock Option Plan and Stock Incentive Plan of 2010, respectively (collectively, the "United Stock Plans"), became fully vested (if unvested) and converted into an award (as converted, a "Converted Stock-Based Award") with respect to a number of shares of ONB common stock equal to the product of (i) the aggregate number of shares of United common stock subject to such Award, multiplied by (ii) 0.89 (the "Converted Stock-Based Award Ratio"), which is the sum of (y) the Exchange Ratio and (z) $2.66 divided by $13.90 (the average per share closing price of ONB common stock as quoted on The NASDAQ Global Select Market during the 10 trading days ending on July 25, 2014). All Converted Stock-Based Awards otherwise continue to have, and are subject to, the same terms and conditions set forth in the applicable United Stock Plan (or other agreement to which such Converted Stock-Based Award was subject immediately prior to the Effective Time). The exercise or strike price (if any) per share of ONB common stock applicable to any Converted Stock-Based Award shall be equal to (i) the per share exercise price of such Award immediately prior to the Effective Time divided by (ii) the Converted Stock-Based Award Ratio. At the Effective Time, United's Amended and Restated Director Retainer Stock Plan and Senior Management Bonus Deferral Stock Plan, respectively, terminated and each phantom share credited to a participant's account under each of these plans converted into the right to receive a number of shares of Old National common stock equal to the Converted Stock-Based Award Ratio. Accrued benefits under such plans will be distributed following the Effective Time.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to United's Current Report on Form 8-K filed with the Commission on January 8, 2014 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, all directors and executive officers of United ceased serving in such capacities.

Item 9.01.	Exhibits.

	(d)	Exhibits:

	2.1	Agreement and Plan of Merger, dated January 7, 2014, by and between Old National Bancorp and United Bancorp, Inc. (attached as Exhibit 2.1 to United's Current Report on Form 8-K filed on January 8, 2014, and incorporated herein by reference).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Old National Bancorp, as successor by merger to the registrant, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD NATIONAL BANCORP, as successor by merger to United Bancorp, Inc.

Date: August 1, 2014	By: /s/ Robert G. Jones
Robert G. Jones
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 7, 2014, by and between Old National Bancorp and United Bancorp, Inc. (attached as Exhibit 2.1 to United's Current Report on Form 8-K filed on January 8, 2014, and incorporated herein by reference).